UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On September 24, 2019, Natera, Inc. (“Natera” or the “Company”) issued a press release announcing a partnership with Foundation Medicine, Inc. (“Foundation Medicine”) to develop and commercialize personalized circulating tumor DNA monitoring assays, for use by biopharmaceutical and clinical customers who order Foundation Medicine’s FoundationOne CDx. Natera and Foundation Medicine will share in the revenues generated from both biopharmaceutical and clinical customers. The agreement provides for approximately $13 million in upfront licensing fees and prepaid revenues payable to Natera, and up to approximately $32 million in minimum annual payments and payments tied to Natera’s achievement of certain developmental, regulatory, and commercial milestones. The agreement also provides for additional option fees and contract extension fees payable to Natera at Foundation Medicine’s discretion. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements include, among others, benefits achieved from the partnership between Natera and Foundation Medicine, the successful development and commercialization of cancer therapy monitoring assays and the timing of such development and commercialization, the receipt of revenues by Natera pursuant to the partnership, including the achievement of developmental, regulatory and commercial milestones, acceleration of market acceptance for personalized ctDNA monitoring and the potential scope of the partnership and represent Natera’s expectations as of the date of this press release, and Natera disclaims any obligation to update the forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including, without limitation, the ability of the parties to complete a plan of development, our ability to successfully execute the partnership and co-develop assays, the reliability, accuracy and performance of co-developed assays, the benefits of the co-developed assays to patients, providers and payers, market acceptance of the co-developed assays and necessary regulatory approvals. Additional risks and uncertainties are discussed in greater detail in “Risk Factors” in Natera’s recent filings on Forms 10-K and 10-Q and in other filings Natera makes with the SEC from time to time.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

	By:	/s/Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: September 24, 2019